UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________


                               Amendment No. 1 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               __________________


                               H & H IMPORTS, INC.
                               -------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               __________________


            FLORIDA                           3100                 80-0149096
-------------------------------   ----------------------------   --------------
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL   (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)   IDENTIFICATION


                              7220 N.W. 7TH STREET
                              PLANTATION, FL 33317
                                  954-792-0067
                              --------------------
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               __________________


                               FRANCIS A. REBELLO
                              7220 N.W. 7TH STREET
                              PLANTATION, FL 33317
                                  954-792-0067
                              --------------------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               __________________


                                   COPIES TO:

                              JOEL BERNSTEIN, ESQ.
                        2666 TIGERTAIL AVENUE, SUITE 104
                                 MIAMI, FL 33133
                                  305-858-7300
                                FAX: 786-513-8522

                               __________________

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act. (Check one):

   Large accelerated filer [ ]                Accelerated filer         [ ]
   Non-accelerated filer   [ ]                Smaller reporting company [X]

                             CALCULATION OF REGISTRATION FEE
                             -------------------------------
Title of each class      Amount of    Proposed maximum   Proposed maximum     Amount of
   of securities       shares to be     offer price          aggregate      registration
  to be registered      registered      per unit (1)      offering price         fee
--------------------   ------------   ----------------   ----------------   ------------
SERIES A CONVERTIBLE       40,000          $  15            $  600,000       $ 23.58
PREFERRED STOCK

COMMON STOCK (2)        4,000,000              0                     0             0 (3)

(1) Estimated solely for purposes of calculating the registration fee based upon the proposed sale price of the shares.

(2) Represents the common stock issuable on the conversion of the Series A Convertible Preferred Stock.

(3) No fee pursuant to Rule 457(i)

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated __________

PROSPECTUS

                               H & H IMPORTS, INC.

              40,000 shares of Series A Convertible Preferred Stock

                                $15.00 per share

We are offering shares of our Series A Convertible Preferred Stock (the "Preferred Stock"). The Preferred Stock may be converted by the holder into 100 shares of our common stock at any time. No additional payment is required in connection with a conversion. We will not pay any dividend on the Preferred Stock unless we pay a dividend on our common stock. In that event the holders will be paid a dividend equivalent to the dividend which would be received on the number of shares of common stock into which the Preferred Stock could be converted. In the event that we are liquidated the Preferred Stock would be entitled to receive the amount of $15 per share before any distribution to our common stock.

This prospectus also relates to the offering of up to 4,000,000 shares of our Common Stock which may be issued upon conversion of the Series A Convertible Preferred Stock.

There is no minimum number of shares that must be sold in this offering. We will retain all proceeds from sales of the shares irrespective of the number of shares sold.

The shares are being offered through our President pursuant to an exemption as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act. There is no minimum offering. Proceeds from the sale of the shares, up to $600,000 if all the shares offered are sold, will not be placed in an escrow account and may be used by us upon receipt. We are offering the shares until 180 days from effective date but we may terminate the offering earlier.

Prior to this offering there has been no public market for our preferred stock or common stock and there can be no assurance that any such market will develop.

THE SHARES INVOLVE SUBSTANTIAL RISK. SEE "RISK FACTORS" ON PAGE 2.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY SUCH AGENCY PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   The date of this Prospectus is May __, 2008

Other Compensation Plans

         We have not

         This summary does not contain all of the information you should consider before making your investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors" and the financial statements and the notes relating to those statements.

         We were incorporated in Florida in November 2006. All of our operations to date have been related to the formation and development of our business. We currently have minimal assets, no revenues and no operating history beyond certain start-up activities. Our ability to commence commercial operations and successfully implement our business plan depends on us obtaining adequate financial resources, which cannot be assured.

         We were formed to purchase and sell at wholesale women's handbags. The objective of our company is to successfully operate a wholesale handbag company for a profit. However, since we are in the developmental stage and have not yet introduced any products into the marketplace, we can not assure you that we will achieve this objective.

         Our principal executive offices are located at 7220 N.W. 7th Street, Plantation, FL 33317 our telephone number is 954-792-0067.

The Offering

Stock Offered:                          40,000 shares of Series A Convertible
                                        Preferred Stock

Offering price:                         $15.00 per share

Liquidation Preference:                 $15.00 per share

Dividends:                              In the event a dividend or distribution
                                        is declared on the Common Stock of the
                                        Company, in cash or other property
                                        (other than a dividend of our Common
                                        Stock), the holders of the Series A
                                        convertible Preferred Stock will be
                                        entitled to receive the amount of cash
                                        or property equal to the cash or
                                        property which would be received by the
                                        holders of the number of shares of
                                        Common Stock into which such shares of
                                        Series A Convertible Preferred Stock
                                        could be converted immediately prior to
                                        such dividend or distribution.

Optional Conversion:                    Each share of convertible preferred
                                        stock may be converted, at the option of the holder, into 100 shares of our common stock, subject to adjustment in a number of circumstances described under
                                        "Description of Series A Convertible
                                        Preferred Stock--Conversion Rate
                                        Adjustments." No additional payment is
                                        required in connection with a
                                        conversion.

Voting Rights:                          The Preferred Stock will vote, on an as
                                        converted basis, with the Common Stock.

Series A Convertible Preferred
Stock Outstanding:                      None

Common Stock outstanding:

Prior to offering:                      5,150,000 shares

  Assuming sale of all preferred
  and conversion of convertible
  preferred Stock into common stock:    9,150,000 shares

Estimated Proceeds:                     Because this is a self underwritten
                                        offering with no minimum, we may receive from $0 up to $600,000 if all 40,000 shares offered are sold.

Use of Proceeds:                        Operations and development of our
                                        business, acquire inventory,
                                        advertising, marketing, and working
                                        capital.

Risk Factors:                           Prospective Investors should carefully
                                        evaluate the following matters,
                                        including those under the heading "Risk
                                        Factors".

                                  RISK FACTORS

         An investment in our shares involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares.

BUSINESS RISKS

BECAUSE WE WERE ORGANIZED IN NOVEMBER 2006 AND HAVE NOT CONDUCTED OPERATIONS OF OUR HANDBAG BUSINESS BEYOND INITIAL START-UP OPERATIONS, OUR BUSINESS MAY NOT BE SUCCESSFUL.

         Our company was incorporated in November 2006 and has only undertaken activities related to its formation, initial planning of our business and preparing for this offering. We have not begun to offer any products into the marketplace. We have no history of operating such business upon which you can rely in making an investment decision concerning this offering. Investing in a business in the start-up phase is riskier than investing in a business that has already begun selling products and has a history of operations.

OUR INDEPENDENT AUDITORS HAVE RAISED SUBSTANTIAL DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         Our independent auditors have raised substantial doubts about our ability to continue as a going concern in their report on our financial statements. If we are unable to continue as going concern we would experience additional losses from the write-down of assets.

BECAUSE WE MAY NOT BE SUCCESSFUL IN DEVELOPING OUR PROPOSED WHOLESALE BUSINESS, THIS IS A RISKY INVESTMENT.

         The establishment of any new business is difficult and there can be no assurance that we will be able to enter the commercial marketplace with products or that any products we introduce will be a commercial success.

BECAUSE OUR PRODUCTS MAY NOT BE COMMERCIALLY SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE IN BUSINESS.

         In order to achieve profitable operations we are dependent upon market acceptance of our products, substantial sales and the ability to acquire and distribute products at satisfactory cost levels, none of which can be assured. We have not introduced any products into the marketplace.

WE MAY NOT RECEIVE ENOUGH CAPITAL FROM THIS OFFERING TO ENABLE US TO INTRODUCE PRODUCTS INTO THE MARKETPLACE, WHICH MEANS WE MAY NOT BE ABLE TO CONTINUE OPERATING OUR BUSINESS.

         We are dependent on the availability of capital from this offering to proceed with our plan to offer women's handbags in the commercial marketplace. H & H Imports, Inc. is selling the shares directly to public without the use of a registered broker/dealer firm. There is no minimum amount of shares which we have to sell in this offering so we may not sell a sufficient number of shares to successfully implement our business plan. We have no current arrangements with respect to, or sources of any additional capital, and there can be no assurance that such additional capital will be available to us when needed. If we are unable to obtain additional capital this would have a material adverse effect on us and would cause us to be unable to enter the marketplace with our first product. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted.

         Management believes that we will require a minimum of $50,000 of available capital to enter the marketplace with our initial products. If such capital does not become available from the proceeds of this offering or such other sources we will continue development stage operations for the next 12 months from available cash on hand. We have no commitments for additional capital as of the date of this prospectus and will not seek other capital until the termination of this offering. Accordingly, investors are advised that the proceeds of this offering may not be sufficient to enable us to enter the commercial market place and if additional capital is not received within 12 months from the date of this prospectus we may have to curtail remaining operations.

WE HAVE NO ARRANGEMENT OR RESOURCES OF ADDITIONAL CAPITAL AND MAY HAVE TO CURTAIL OUR OPERATIONS IF ADDITIONAL CAPITAL IS NOT AVAILABLE WHEN WE NEED IT.

         If we succeed in introducing our first products into the marketplace we anticipate that sales of our product will generate sufficient cash flow to support our operations for the next twelve months. However, this is based on our assumption of achieving significant sales of our product and there can be no assurance that such sales levels will be achieved. Therefore, we may require additional financing through factoring of accounts receivable, loans and other arrangements, including the sale of additional common stock or preferred stock. There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted. In the event that we do not have sufficient capital to support our operations we may have to curtain our operations.

OUR OFFICERS AND DIRECTORS HAVE NO EXPERIENCE IN THE HANDBAG BUSINESS, MAKING IT LESS LIKELY THAT OUR BUSINESS WILL BE SUCCESSFUL.

         None of our officers and directors has any background or experience in the handbag business. Investing in a business which is run by persons who have no experience in the industry in which it will operate is riskier than investing in a business that has a management team with experience in its industry. Investing in a public company which is run by persons who have no experience in operating public companies is riskier than investing in a business that has a management team with experience in the operation of public companies.

WE HAVE NO FULL TIME EMPLOYEES AND OUR OFFICERS ONLY WORK FOR US ON AN "AS NEEDED" BASIS, WHICH MEANS OUR MANAGEMENT MAY BE INADEQUATE TO OPERATE OUR BUSINESS.

         We do not currently employ any full-time employees. All of our activities to date have been undertaken by our officers who their time to operating our business as needed. We cannot assure you that our management will be able to devote sufficient time to our business in the future or that we will be able to hire employees when needed to support our entry into the handbag business.

CONTINUED CONTROL BY OUR CURRENT STOCKHOLDERS MAY MAKE IT MORE DIFFICULT TO CHANGE OUR MANAGEMENT.

         After the completion of this offering, the current stockholders will continue to own Common Stock sufficient to give them voting control over the Company and be able to continue to determine and direct the affairs and policies of the Company. If the maximum 40,000 shares offered herein are sold, the current stockholders will own shares with approximately 44% of all the voting rights of our shareholders. See "Principal Stockholders".

THIS IS A RISKY INVESTMENT BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN THIS OFFERING.

         The funds raised in this offering may not be sufficient to defray the costs associated with making this offering. The funds raised in this offering may not be sufficient to enable us to proceed to introduce our first product into the commercial marketplace.

SECURITIES RISKS

THERE IS NO CURRENT PUBLIC MARKET FOR OUR PREFERRED OR COMMON STOCK, WHICH MEANS YOU MAY HAVE TO HOLD OUR SHARES FOR AN INDEFINITE PERIOD OF TIME.

         There is presently no public market for our shares of preferred or common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop. Management's strategy is to seek to have our common stock, but not our preferred stock, trade on the over-the-counter market and quoted on the OTC Bulletin Board as soon as practicable after the termination of this offering. However, to date we have not solicited any securities brokers to become market-makers of our common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us.

STATE BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO RESELL OUR STOCK.

         We are registering the preferred stock for sale only in the State of Florida. The "blue sky" laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

THE "PENNY STOCK" RULES AND REQUIREMENTS FOR DEALING IN PENNY STOCKS MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR STOCK TO RESELL THEIR SHARES.

         The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock if any such market develops. If our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

         Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. Prior to a transaction in a penny stock, a broker-dealer is required to:

      o  deliver a standardized risk disclosure document prepared by the SEC;

      o provide the customer with current bid and offer quotation for the penny stock;

      o explain the compensation of the broker-dealer and its salesperson in the transaction;

      o provide monthly account statements showing the market value of each penny stock held in the customer's account;

      o make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's approval; and

      o  provide a written agreement for the transaction.

THE OFFERING PRICE OF $15.00 PER SHARE IS SPECULATIVE.

         The offering price of $15.00 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or actual or projected earnings of the Company or any other generally accepted criteria of value.

WE DO NOT PAY ANY CASH DIVIDENDS.

         The preferred stock will not be paid any dividends unless we pay dividends on our common stock. We have not paid any cash dividends on our common stock nor do we presently contemplate the payment of any cash dividends. Accordingly, there can be no assurance that you will receive any return from an investment in our convertible preferred stock. In the absence of the payment of dividends, any return on your investment would be realized only upon your sale of our stock. We are not making any representations that an investment in our stock will be profitable or result in a positive return.

                                 USE OF PROCEEDS

         Because this offering has no minimum, we may receive a small amount of proceeds up to the maximum of $600,000 if all 40,000 shares offered by this prospectus are sold. We plan to use the net proceeds of this offering as follows based upon various levels of sales of shares.

                             $50,000   $125,000   $250,000   $450,000   $600,000
                             -------   --------   --------   --------   --------
Inventory ................    25,000     44,500     47,000    160,000    295,000
Website ..................     5,000     10,000     15,000     20,000     20,000
Promotion and Advertising      5,000     38,000    143,000    150,000    200,000
Legal ....................         -      5,000      5,000      5,000      5,000
Accounting ...............     5,000     10,000     10,000     10,000     10,000
G & A ....................         -      5,000      5,000      5,000     10,000
Working Capital ..........    10,000     12,500     25,000     50,000     60,000

         The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. We may reallocate funds from time to time if we believe such reallocation to be in our best interest for uses that may or may not have been herein anticipated.

                              MARKET FOR THE SHARES

         There is no public market for our preferred stock or our common stock. There can be no assurance that a market will develop or be maintained.

         We currently have 22 record holders of our Common Stock.

The Penny Stock Rules

         The Securities and Exchange Commission has adopted regulations which generally define a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares fall within the definition of a penny stock they will become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker- dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell our shares in the secondary market.

                                 DIVIDEND POLICY

         The convertible preferred stock being offered by this prospectus does not carry a fixed periodic dividend. In the event a dividend or distribution is declared on the Common Stock of the Company, in cash or other property (other than a dividend of our Common Stock), the holders of the Series A convertible Preferred Stock will be entitled to receive the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted immediately prior to such dividend or distribution. We have not paid any dividends on our Common Stock, and it is not anticipated that any dividends will be paid in the foreseeable future. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company's earnings, financial condition, capital requirements and other factors.

                         DETERMINATION OF OFFERING PRICE

         Our management has arbitrarily determined the price of the shares we are offering for sale under this prospectus and the conversion ratio of the convertible preferred stock into common stock. In determining the offering price and conversion ratio, our management considered the price paid for our shares by our current shareholders, our business potential, and market valuation of competing firms.

                                    DILUTION

         As of February 29, 2008, we had net tangible book value of $31,700 or approximately $.007 per share of Common Stock. Net book value per share means our tangible assets less all liabilities divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the maximum 40,000 shares of Series A Convertible Preferred Stock at a price of $15.00 (less the estimated expenses of this offering of $22,000) and conversion of such shares into Common Stock, the adjusted net tangible book value would have been approximately $599,700, or $.072 per share of Common Stock. The result would be an immediate increase in net tangible book value of $.065 per share of Common Stock to existing stockholders and an immediate dilution of $.078 per share to new investors. The following table illustrates this dilution to new investors on a per common share basis:

Pro-forma public price of Common Stock after conversion .................  $.15

         Net tangible book value per share of Common
         Stock before the offering ...............................  $.007

         Increase per Common share attributable to the sale to
         new investors of the shares in this offering ............  $.065

Net tangible book value per Common share after offering .................  $.072
                                                                           -----

Dilution per Common share to new investors ..............................  $.078
                                                                           =====

         The following table summarizes the investments of all existing stockholders and new investors after giving effect to the sale of the maximum shares of Series A Convertible Preferred Stock in this offering and conversion of such stock into Common Stock, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

                       Shares Purchased     Total Consideration
                      ------------------    -------------------    Average Price
                      Number     Percent     Amount     Percent      per Share
                     ---------   -------    --------    -------    -------------
Existing
  stockholders ....  5,150,000     56.3%    $ 58,814       8.9%       $.01
New investors .....  4,000,000     43.7%    $600,000      91.1%       $.15
                     ---------   -------    --------    -------
Total .............  9,150,000      100%    $658,814       100%

         The share data in the table above are based on shares outstanding as of February 29, 2008 and an additional 840,000 shares of our common stock issued for cash consideration of $21,000 after that date.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of February 29, 2008 and as adjusted to reflect the sale of the 40,000 shares of series A convertible preferred stock offered herein and pro forma as adjusted to reflect conversion of 40,000 shares of series A convertible preferred stock into 4,000,000 shares of common stock.

                                                  February 29, 2008
                                                 -------------------   Pro forma
                                                  Actual    Adjusted    Adjusted
                                                 --------   --------   ---------
Stockholders' equity
Common Stock, $.0001 par value: 200,000,000
shares authorized, 4,310,000 issued and
outstanding (actual), 4,310,000 issued and
outstanding (as adjusted) and 8,310,000 issued
and outstanding (proforma as adjusted) ......... $    431   $    431   $    831

Preferred Stock $.0001 par value: 10,000,000
authorized, 0 series A convertible preferred
shares issued and outstanding (actual), 40,000
shares issued and outstanding (as adjusted),
0 issued and outstanding (pro forma as adjusted)        -        $40          -

Additional paid-in capital ..................... $ 37,383   $637,343   $636,983
Deficit accumulated during the development stage   (6,114)    (6,114)    (6,114)
                                                 --------   --------   --------

Total stockholders' equity ..................... $ 31,700   $631,700   $631,700
                                                 ========   ========   ========

         The share data in the table above are based on shares outstanding as of February 29, 2008 and do not include an additional 840,000 shares of our common stock issued for cash consideration of $21,000 after that date.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

         All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                                PLAN OF OPERATION

         Our primary focus over the course of the next 12 months will be to concentrate on introducing our initial products into the commercial marketplace including acquiring inventory for sale and establishing channels of distribution for the marketing of our products.

         We were recently formed and all activity to date has been related to our formation of our business, formulation of our business plan and initial start-up operations such as investigating sources of supply for product, investigating potential distribution channels for our products and development of our proposed financing. Our ability to proceed with our plan to enter the commercial marketplace with our initial product depends upon our obtaining adequate financial resources through this offering. As of February 29, 2008, we had not incurred any material costs or expenses other than those associated with the formation of our company and initiation of this offering.

         Management believes that we will require a minimum of $50,000 of available capital to enter the marketplace with our initial products. If such capital does not become available from the proceeds of this offering or such other sources we will continue development stage operations for the next 12 months from available cash on hand.

         If we succeed in introducing our products into the marketplace we anticipate that sales of our products will generate sufficient cash flow to support our operations for the next twelve months. However, this is based on our assumption of achieving significant sales of our products and there can be no assurance that such sales levels will be achieved. Therefore, we may require additional financing through factoring of accounts receivable, loans and other arrangements, including the sale of additional common stock or preferred stock.

         There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted. In the event that we do not have sufficient capital to support our operations we may have to curtain our operations.

         Our officers will provide daily management of our company, including marketing, administration, financial management, marketing and sale of product. We will also engage other employees and service organizations to provide needed services as the need for them arise. These could include services such as computer systems, sales, marketing, advertising, public relations, cash management, warehousing, shipping, collections, accounting, and administration.

         Upon the effective date of the registration statement of which this prospectus in a part we will be subject to certain reporting and other compliance requirements of a publicly reporting company. We will be subject to certain costs for such compliance which private companies may not choose to make. We have identified such costs as being primarily for audits, legal advice, filing expenses and shareholder communications and estimate the cost to be approximately $10,000 to $15,000 for the next twelve months. We expect to pay such costs from a combination of cash on hand, the proceeds of this offering and cash generated by product sales.

         We expect our initial operating expenses will be paid for by utilization of some of the proceeds of this offering and from cash flows generated from product sales.

         There can be no assurance that we will be able to successfully introduce our initial product or any other products into the commercial marketplace. We believe that we can control the operating and general and administrative expenses of our operations to be within the cash available from this offering and from the collections on the product sales which we may make. If our initial operations indicate that our business can establish and fulfill a demand for our initial product on a basis which will lead to establishment of a profitable business we may seek additional sources of cash to grow the business. We do not currently have any commitments for the sale of our proposed products or for additional financing.

                                    BUSINESS

         Our business plan is to establish a successful wholesale handbag business.

Overview

         According the Accessories magazine, women's handbags, with projected U.S. retail sales of $7 billion in 2007, represents the top selling segment of the $31 billion women's fashion accessory market. A recent survey indicated that the average 30 year old woman owns 21 handbags and buys a new one every three months.

         Handbags represent a very attractive product to retailers. Accessories magazine reports that fashion accessories offer the highest gross margin per square foot at retail. Because there are no sizes, there are no leftovers as with shoes and clothes. They are quicker and easier to purchase than clothing because the consumer does not have to face such issues as age, weight, size and alterations.

         Handbags are available in a variety of price points from the super luxury offerings of the haute couture fashion houses to the mass market retailers.

Our merchandising strategy

         H & H Imports intends to specialize in moderately priced handbags, $20 to $100 at retail. Our products will not seek to copy the latest high fashion "It" bag of the moment but will be of a more low key practical design and price point to appeal to impulse purchasers. We do not anticipate branding our products with a logo and we are not attempting to position our products as "designer" offerings.

         We will not initially seek to sell our products to established fashion retailers such as department stores, boutiques and mass merchandisers. Rather, we will seek to initially sell our products to stores which do not specialize in fashion merchandising such as beauty salons, nail salons, beauty supply stores and women's health clubs. We cannot assure you that we will be successful in achieving distribution through these outlets.

Purchasing and supply

         We will seek to establish relationships with manufacturers and importers of handbags which meet our design and price criteria. Based on our initial investigations, we believe suitable products are available from multiple sources but have not contracted with any suppliers as of the date hereof.

Sales, marketing and distribution

         As a new entrant into a market with a number of established retail channels we will seek to sell our products to stores which are not primarily considered retailers of fashion accessories, such as beauty salons, nail salons, beauty supply stores and women's health clubs.

         In order to establish initial distribution to these potential outlets we anticipate that we will directly approach them to purchase our products through our management and attend trade shows for this category of merchants. We will also seek to establish customer interest through public relations and an internet site. We may also sell our products directly to the public through the internet. We have not yet established an internet site for our business.

         In order to interest potential customers in carrying our products we anticipate using various promotions such as volume discount programs and employee incentive programs. We will also highlight the advantages of offering our products, including the profit potential and the ability to offer our products without additional overhead cost.

         Subject to successfully introducing products into the commercial marketplace, we will seek to engage independent sales representatives. At that point we anticipate formulating a sales and marketing presentation to aid them in representing our products. We may also provide point of sale displays to our customers. We have designed a point of sale display rack which will hold a number of handbags but requires little more that one square foot of floor space.

         We expect to rent a small warehouse space for product storage and distribution. We expect to ship product to customers by a carrier such as UPS.

         We cannot assure you that we will be successful in establishing distribution for our products or that our sales will be sufficient to enable us to achieve positive cash flow and earnings.

Future products

         If we are successful in achieving a sufficient customer base for our handbags, we intend to introduce additional fashion accessory products such as costume jewelry. However, there can be no assurance that any future products will be successfully introduced or marketed.

Competition

         The handbag business is highly competitive. Many of these competitors have established sources of supply, channels of distribution of their products, greater financial and other resources than we do. That is why we will initially seek to sell to non-traditional outlets. However, if we are successful in generating sales to these outlets we anticipate established competitors will enter our marketplace. Competition can take many forms, including product design and other attributes, pricing of products, discounts and promotions, advertising and payments for access to shelf space.

Employees

         As of February 29, 2008, we have no full-time employees. All activities to date have been undertaken by our officers as needed. Our officers do not currently spend all of their time on our business and estimate they devote approximately 5% of their business time on the business of the Company. We anticipate that we will begin hiring employees as needed to support our business as it develops.

Facilities

         Our company is currently housed in the home of our president. We do not pay our president for use of such space. We anticipate that we will rent separate office and warehouse facilities when needed to support the growth of our business.

                                   MANAGEMENT

    Our directors and executive officers are:

    Name                   Age     Position
    ----                   ---     --------
    Francis A. Rebello      58     President, Chief Executive Officer, director

    Michael H. Jordan       54     Vice President, Secretary, director

    Melissa Frantz          53     Director

    Pamela P. Rabin         55     Director

    Todd W. Rowley          49     Director

         Francis A. Rebello has been our President, Chief Executive Officer and a director since March 2007. Mr. Rebello was Special Projects Manager for the Satilla Regional Cancer Treatment Center, Waycross, Georgia from November 2002 to May 2006. Since July 2006 he has been Controller of Actsys Door Systems, Inc., a specialized building contractor located in Miami Florida.

         Michael H. Jordan has been our Vice President, Secretary and a director since November 2006. He has been owner and chief executive of a business consulting firm for over five years.

         Melissa Frantz was appointed as a director in 2008. From January 2000 to March 2005 Ms. Frantz was owner and chief executive of an event marketing business in Miami-Dade County, Florida. From June 2005 to May 2007 she was director of development of Easter Seal Society.

         Pamela P. Rabin was appointed a director in 2008. She has served in administrative staff positions for Stearns, Weaver, Miller et al., a law firm in Miami, Florida, since 1982. She is currently personnel director of the firm.

         Todd W. Rowley was appointed a director in 2008. Mr. Rowley has worked for the Wachovia Corporation since 1987 having begun his career at First Virginia Bank in 1980. His most recent role is as a Senior Vice President and Senior Relationship Manager in the Metropolitan Washington region's Commercial Banking Division.

         Our directors are elected yearly and hold office until the next annual meeting of shareholders and the election and qualification of their successors.

         Our officers are elected annually by the board of directors and may be replaced or removed by the board at any time. Our directors are elected by our shareholders annually and serve until the election and qualification of their successors or their earlier resignation or removal.

Director Independence

         The following information concerning director independence is based on the director independence standards of The NASDAQ Stock Market Corporate Governance Rules, although our common stock is not listed on The NASDAQ Stock Market.

         The Board has determined that directors Marissa Franz, Pamela P. Rabin and Todd W. Rowley are independent directors within The NASDAQ Stock Market's director independence standards. Directors Francis A. Rebello and Michael H. Jordan are not independent. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the directors in determining independence. The Board has not designated a separate compensation or nominating committee.

Board of Director Committees

         Our board of directors also serves as our audit committee. We do not have any executive, compensation or any other committee of our board of directors.

Director Compensation

         We issued 50,000 shares of our common stock, valued at $1,250, to each of our non-executive directors in consideration of their serving as directors. We do not have any other arrangements for compensating our directors.

                           SUMMARY COMPENSATION TABLE

         The table below sets forth information relating to the compensation paid by us during the fiscal year ended February 29, 2008 to our president and chief executive officer. No executive officer received compensation in excess of $5,000 for such year.

Name and
Principal Position             Year        Salary        Total
------------------             ----        ------        -----
Francis A. Rebello             2008         $516(1)      $516
President and CEO              2007            -            -

(1) Represents the value of 225,000 shares of common stock issued to Mr.
Rebello.

                             EXECUTIVE COMPENSATION

         At present, all of our operations are conducted by our executive officers for shares of our common stock. The board of directors and our officers will seek to agree upon employment arrangements providing a compensation package which will fairly compensate them for their future services and be within our available financial resources. We do not anticipate that any officer will receive a written employment agreement or compensation in excess of $50,000 until our business develops the ability to do so.

Other Compensation Plans

         We have not established any long term compensation plans, stock based compensation plans, incentive compensation plans or other compensation or benefit plans. We anticipate that such plans will be established as our business develops.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 10, 2008, the beneficial ownership of our 5,150,000 outstanding shares of Common Stock, our only outstanding equity security, by (1) the only persons who own of record or are known to own beneficially, more than 5% of our Common Stock; (2) each director and executive officer; and (3) all directors and officers as a group and the percentage owned as of such date and to be owned after completion of this offering on the assumption that all shares offered will be sold and converted into 4,000,000 shares of common stock.

                                                   Percent Beneficially Owned
                                                --------------------------------
                                    Number of                     After Offering
Name                                 Shares     Before Offering   and Conversion
----                                ---------   ---------------   --------------
Francis A. Rebello ...........        225,000         4.4%              2.5%
Michael H. Jordan ............        980,000        19.0              10.7
Melissa Frantz ...............         50,000          *                 *
Pamela P. Rabin ..............         50,000          *                 *
Todd Rowley ..................         50,000          *                 *
David E. Jordan ..............        450,000         8.7               4.9
Anita Grossfield .............        450,000         8.7               4.9
All directors and officers
 as a group (5 persons) ......      1,355,000        26.3              14.8

* less than 2%

Promoters

         We were founded in November 2006. Francis A. Rebello and Michael H. Jordan were instrumental in our organization and may be considered promoters of our company. They received no consideration for their services in connection with our organization, but Francis A. Rebello received 225,000 shares of common stock for serving as our president and CEO and Michael H. Jordan received 450,000 shares of our common stock for serving as our Vice President. In addition, Mr Jordan purchased 2,180,000 shares of our common stock for $5,000 in March 2008.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors requires that all related party transactions be reviewed and approved by an independent body of the Board of Directors.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 200,000,000 shares of Common Stock, $.0001 par value. The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of our Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

         Our board of directors has the authority, without stockholder approval, to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights, privileges and limitations of the preferred stock. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. As of the date of this prospectus we have no preferred stock outstanding.

Stock Certificates

         We intend to issue our common stock and preferred stock in book entry form without stock certificates. Within a reasonable time after the issue or transfer of stock without certificates, we shall send the registered stockholder a written statement containing the information required to be set forth or stated on a certificate pursuant to the applicable provisions of the Business Corporation Act of the State of Florida.

Description of Series A Convertible Preferred Stock

         Pursuant to its authority, our board of directors has designated 40,000 shares of the preferred stock that we now have authority to issue as the Series A convertible preferred stock. The shares of convertible preferred stock, when issued and sold in the manner contemplated by this prospectus, will be duly and validly issued, fully paid and nonassessable. You will not have any preemptive rights if we issue other series of preferred stock. The convertible preferred stock is not subject to any sinking fund. We have no right or obligation to redeem the convertible preferred stock. The convertible preferred stock has a perpetual maturity and may remain outstanding indefinitely, subject to the stockholders right to convert the convertible preferred stock into common stock. Any convertible preferred stock converted or acquired by us will, upon cancellation, have the status of authorized but unissued shares of preferred stock of no designated series. We will be able to reissue these cancelled shares of preferred stock.

Dividends

         In the event any dividend or other distribution payable in cash or other property (other than shares of our Common Stock) is declared on our Common Stock, each Holder of shares of Series A Convertible Preferred Stock on the record date for such dividend or distribution shall be entitled to receive per share on the date of payment or distribution of such dividend or other distribution the amount of cash or property equal to the cash or property which would be received by the Holders of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock would be converted pursuant immediately prior to such record date.

Conversion into Common Stock

         You may convert the convertible preferred stock at a conversion rate of 100 shares of common stock for each share of convertible preferred stock. No payment is required in connection with a conversion. We will not make any adjustment to the conversion price for accrued or unpaid dividends upon conversion. We will not issue fractional shares of common stock upon conversion. However, we will instead pay cash for each fractional share based upon the market price of the common stock on the last business day prior to the conversion date.

         In order to convert your shares of convertible preferred stock, you must deliver a duly signed and completed notice of conversion to us. If your convertible preferred stock is represented by a stock certificate you must also deliver your stock certificate to us.

         The conversion date will be the date you deliver your duly signed and completed notice of conversion to us (and your stock certificate for your convertible preferred stock if issued in certificated form). You will not be required to pay any U.S. federal, state or local issuance taxes or duties or costs incurred by us on conversion, but will be required to pay any tax or duty payable as a result of the common stock upon conversion being issued other than in your name. We will not issue common stock unless all taxes and duties, if any, have been paid by the holder.

         No commission or other remuneration will be paid or given, directly or indirectly, for soliciting a conversion.

Conversion Rate Adjustment

         The conversion rate of 100 shares of common stock will be proportionately adjusted if:

    (1) we dividend or distribute common stock on shares of our common stock;

    (2) we subdivide or combine our common stock.

         If we are involved in a transaction in which shares of our common stock are converted into the right to receive other securities, cash or other property, or a sale or transfer of all or substantially all of our assets under which the holders of our common stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that your convertible preferred stock will convert into the kind and amount of the securities, cash or other property that would have been receivable upon the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock issuable upon conversion of the convertible preferred stock immediately prior to the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

         The company formed by the consolidation, merger, asset acquisition or share acquisition shall provide for this right in its organizational document. This organizational document shall also provide for adjustments so that the organizational document shall be as nearly practicably equivalent to adjustments in this section for events occurring after the effective date of the organizational document.

         The following types of transactions, among others, would be covered by this adjustment:

    (1) we consolidate or merge into any other company, or any merger of another company into us, except for a merger that does not result in a reclassification, conversion, exchange or cancellation of common stock,

    (2) we sell, transfer or lease all or substantially all of our assets and holders of our common stock become entitled to receive other securities, cash or other property, or

    (3) we undertake any compulsory share exchange.

Ranking

         The convertible preferred stock will rank, with respect to dividend rights and upon liquidation, winding up and dissolution:

         - junior to all our existing and future debt obligations;

         - junior to "senior stock", which is each other class or series of our capital stock other than (a) our common stock and any other class or series of our capital stock the terms of which provide that class or series will rank junior to the preferred stock and (b) any other class or series of our capital stock the terms of which provide that class or series will rank on a parity with the convertible preferred stock;

         - on a parity with "parity stock", which is each other class or series of our capital stock that has terms which provide that that class or series will rank on a parity with the convertible preferred stock;

         - senior to "junior stock", which is our common stock and each class or series of our capital stock that has terms which provide that class or series will rank junior to the convertible preferred stock.

         We do not currently have any outstanding capital stock which is senior to or on parity with the convertible preferred stock.

Liquidation Preference

         Upon any voluntary or involuntary liquidation, dissolution or winding up of H & H Imports, Inc. or a reduction or decrease in our capital stock resulting in a distribution of assets to the holders of any class or series of our capital stock, each holder of shares of convertible preferred stock will be entitled to payment out of our assets available for distribution of an amount equal to $15.00 per share of convertible preferred stock held by that holder, plus all accumulated and unpaid dividends on those shares to the date of that liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any junior stock, including our common stock, but after any distributions on any of our indebtedness or shares of our senior stock. After payment in full of the liquidation preference and all accumulated and unpaid dividends to which holders of shares of convertible preferred stock are entitled, the holders will not be entitled to any further participation in any distribution of our assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of H & H Imports, Inc. or a reduction or decrease in our capital stock, the amounts payable with respect to shares of convertible preferred stock and all other parity stock are not paid in full, the holders of shares of convertible preferred stock and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

         Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of H & H Imports, Inc. with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into H & H Imports, Inc. will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of H & H Imports, Inc. or a reduction or decrease in our capital stock.

         We are not required to set aside any funds to protect the liquidation preference of the shares of preferred stock, although the liquidation preference will be substantially in excess of the par value of the shares of the convertible preferred stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

         All of the 5,150,000 shares of Common Stock issued and outstanding prior to this offering are "restricted securities," as that term is defined under Rule 144 ("Rule 144"), promulgated under the Securities Act.

         In general, under Rule 144 as currently in effect, an affiliate of the Company (or persons whose shares are aggregated with those of an affiliate), who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale as reported on NASDAQ, all exchanges and the consolidated transaction reporting system.

         A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of Common Stock for at least six months is entitled to sell such shares under Rule 144 without regard to any of the limitations described above as long as the Company is up to date in its filing its periodic reports under the Securities Exchange Act of 1934. If the Company is not up to date in such Exchange Act filings preceding such sale, non-affiliate stockholders may sell their shares without regard to any of the limitations described above after they have held their shares for at least one year.

         No prediction can be made as to the effect, if any, that sales of "restricted" shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                 INDEMNIFICATION

         The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3).

         Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

         A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

         Our Articles of Incorporation and By-laws provide that we must indemnify our officers, directors, employees and agents to the fullest extent allowed by the Florida Business Corporation Act.

Indemnification Against Public Policy

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

         We are offering up to 40,000 shares of series A convertible preferred stock at a price or $15.00 per share. We are offering the shares directly to the public until 180 days from the date of this prospectus, however, we may terminate the offering prior to that date. There is no minimum amount of shares that must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the 40,000 shares being offered in this prospectus. The proceeds from the sales of the shares will be paid directly to us promptly following each sale and will not be placed in an escrow account.

         The offering will be conducted by our President, Francis A. Rebello. Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer. Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise then in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

         Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and are not at the time of offering our shares are associated persons of a broker or dealer. Mr. Rebello will meet these requirements.

How to invest

         Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

         o  an executed copy of the Subscription Agreement; and

         o a check payable to the order of H & H Imports, Inc. in the amount of $15.00 for each share you want to purchase.

                              RESALE OF OUR SHARES

         There is presently no public market for our shares of preferred or common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop.

         Management's strategy is to seek to have our common stock, but not our preferred stock, trade on the over-the-counter market and quoted on the OTC Bulletin Board as soon as practicable after the termination of this offering. However, to date we have not solicited any securities brokers to become market-makers of our common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us. You may convert our preferred stock into common stock at any time. See, "Description of Securities - Description of Series A Convertible Preferred Stock.".

         Even if a market develops for our common stock you may have difficulty selling our shares due to the operation of the SEC's penny stock rules. These rules regulate broker-dealer practices in connection with transactions in "penny stocks." These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock.

         We are registering the preferred stock for sale only in the State of Florida. The "blue sky" laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

                                  LEGAL MATTERS

         The validity of the shares offered hereby is being passed upon for the Company by Joel Bernstein Esq., Miami, Florida.

                                     EXPERTS

         The financial statements appearing in this prospectus and registration statement have been audited by Sherb & Co. LLP., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement, and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities we are offering. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statements. We refer you to the exhibits to the registration statement for the complete text. For further information with respect to our company and the securities we are offering by this prospectus, we refer you to the registration statement and to the exhibits filed as part of it. We will also file other reports with the SEC, including annual reports containing audited financial statements, quarterly reports containing unaudited interim financial statements and other information.

         Such material can be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy and information statements and other information which we will file with the SEC which are available on the World Wide Web at: http://www.sec.gov.

                                       H & H IMPORTS, INC.

                                       SUBSCRIPTION AGREEMENT

TO:      Francis A. Rebello, President
         H & H Imports, Inc.
         7220 N.W. 7th Street
         Plantation, FL 33317

Dear Mr. Rebello:

         The undersigned hereby subscribes for and agrees to purchase __________ shares of Series A Convertible Preferred Stock of H & H Imports, Inc., a Florida corporation, as described in the Prospectus dated May , 2008.

         Enclosed is my check to the order of H & H Imports, Inc. representing the purchase price for the shares in the amount of $15.00 per share. Please issue my shares as set forth below:

                                        ____________________________________

Date

Taxpayer ID No. ___________________

Shares are issued to: Individual name

         Joint Tenants with rights of survivorship

         Tenant's in common

         Tenants by the entireties

         As custodian for _______________________
         under                   (state)
         Uniform Transfers to Minors Act

         As Trustee under Declaration of Trust
         Dated _________________ for and on behalf of ________________________ (beneficiary)

         Other __________________________

Print name and address of Shareholder:

______________________________________

______________________________________

Telephone no. ________________________

Fax no. ______________________________

E-mail: ______________________________

                               H & H IMPORTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Index to Financial Statements

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm ...................  F-2

Balance Sheet .............................................................  F-3

Statements of Operations ..................................................  F-4

Statements of Changes in Stockholders' Equity .............................  F-5

Statements of Cash Flows ..................................................  F-6

Notes to the Financial Statements .........................................  F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
H & H Imports, Inc.
Miami, Florida


We have audited the balance sheet of H & H Imports, Inc. as of February 29, 2008 and the accompanying related statements of operations, changes in stockholders' equity and cash flows for the years ended February 29, 2008 and February 28, 2007 and the period from November 20, 2006 (inception) to February 29, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of H & H Imports, Inc. as of February 29, 2008 and the results of its operations and its cash flows for the years ended February 29, 2008 and February 28, 2007 and the period from November 20, 2006 (inception) to February 29, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has an accumulated deficit as of February 29, 2008 and no source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


April 15, 2008                         /s/ Sherb & Co., LLP
Boca Raton, Florida

                               H & H IMPORTS, INC
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                FEBRUARY 29, 2008

ASSETS

CURRENT ASSETS
  Cash and cash equivalents ......................................     $ 32,000
                                                                       --------
Total current assets .............................................       32,000
                                                                       --------

Total assets .....................................................     $ 32,000
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable ...............................................     $    300
                                                                       --------
Total current liabilities ........................................          300
                                                                       --------

STOCKHOLDERS' EQUITY

  Preferred stock, authorized 10,000,000 shares ..................            -
  Common stock, $.0001 par value; authorized 200,000,000
   shares; issued and outstanding 4,310,000 shares ...............          431
  Additional paid-in capital .....................................       37,383
  Deficit accumulated during the development stage ...............       (6,114)
                                                                       --------
Total stockholders' equity .......................................       31,700
                                                                       --------

Total liabilities and stockholders' equity .......................     $ 32,000
                                                                       ========

                 See accompanying notes to financial statements.

                               H & H IMPORTS, INC
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
      PERIOD FROM NOVEMBER 20, 2006 (INCEPTION) THROUGH FEBRUARY 29, 2008

                                             YEAR ENDED       NOVEMBER 20, 2006
                                          FEBRUARY 29 & 28   (INCEPTION) THROUGH
                                           2008      2007     FEBRUARY 29, 2008
                                         -------   -------   -------------------

NET SALES ...........................    $     -   $     -         $     -
Cost of sales .......................          -         -               -
                                         -------   -------         -------
Gross profit ........................          -         -               -

COSTS AND EXPENSES:
  Selling, general and administrative
    expenses ........................      6,114         -           6,114
                                         -------   -------         -------
                                           6,114         -           6,114
                                         -------   -------         -------
Loss from operations ................     (6,114)        -          (6,114)


INCOME (LOSS) BEFORE INCOME TAXES ...     (6,114)        -          (6,114)
INCOME TAXES ........................          -         -               -
                                         -------   -------         -------
NET INCOME  (LOSS) ..................    $(6,114)  $     -         $(6,114)
                                         =======   =======         =======

                 See accompanying notes to financial statements.

                                                   H & H IMPORTS, INC
                                              (A DEVELOPMENT STAGE COMPANY)
                                      STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                           PERIOD FROM NOVEMBER 20, 2006 (INCEPTION) THROUGH FEBRUARY 29, 2008
                                                                                               Deficit
                                                                                             Accumulated
                                                                                Additional    during the       Total
                                                             Common Stock        Paid-in     Development   Stockholders'
                                                          Shares    Par Value    Capital        Stage          Equity
                                                        ---------   ---------   ----------   -----------   -------------
BALANCE, NOVEMBER 20, 2006 (INCEPTION) ...............          -   $       -   $        -   $         -   $           -
BALANCE, February 28, 2007 ...........................          -           -            -             -               -
                                                        ---------   ---------   ----------   -----------   -------------
Common stock issued for services
  (March 2007 @ .002/sh) .............................    900,000          90        1,974             -           2,064
Common stock issued for cash to an initial investor
  (February 2008 @ .002/sh) ..........................  2,180,000         218        4,782             -           5,000
Common stock issued to directors for services
  (February 2008 @ .025/sh) ..........................    150,000          15        3,735             -           3,750
Common stock issued for cash (February 2008 @ .025/sh)  1,080,000         108       26,892             -          27,000
    Net loss February 29, 2008 .......................          -           -            -        (6,114)         (6,114)
                                                        ---------   ---------   ----------   -----------   -------------
BALANCE, February 29, 2008 ...........................  4,310,000   $     431   $   37,383   $    (6,114)  $      31,700
                                                        ---------   ---------   ----------   -----------   -------------

                                     See accompanying notes to financial statements.

                                                           F-5

                                       H & H IMPORTS, INC
                                  (A DEVELOPMENT STAGE COMPANY)
                                    STATEMENTS OF CASH FLOWS
               PERIOD FROM NOVEMBER 20, 2006 (INCEPTION) THROUGH FEBRUARY 29, 2008
                                                           YEAR ENDED         NOVEMBER 20, 2006
                                                        FEBRUARY 29 & 28     (INCEPTION) THROUGH
                                                        2008        2007      FEBRUARY 29, 2008
                                                      --------    --------   -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ..........................................   $ (6,114)   $      -        $ (6,114)
Adjustments to reconcile net (loss) to net
 cash provided by (used in) operating activities:
  Issuance of common stock for services ...........      5,814           -           5,814
  Change in assets and liabilities
    Accounts payable ..............................        300           -             300
                                                      --------    --------        --------
Net cash provided by (used in) operating activities          -           -               -
                                                      --------    --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES
                                                      --------    --------        --------
Net cash from investing activities ................          -           -               -
                                                      --------    --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock issued for cash ....................     32,000           -          32,000
                                                      --------    --------        --------
Net cash provided by  financing activities ........     32,000           -          32,000
                                                      --------    --------        --------

NET INCREASE IN CASH AND CASH EQUIVALENTS .........     32,000           -          32,000
CASH AND CASH EQUIVALENTS, beginning of period ....          -           -               -
                                                      --------    --------        --------
CASH AND CASH EQUIVALENTS, end of period ..........   $ 32,000    $      -        $ 32,000
                                                      ========    ========        ========
Supplementary information:
  Cash paid for :
    Interest ......................................   $      -    $      -        $      -
                                                      ========    ========        ========
    Income taxes ..................................   $      -    $      -        $      -
                                                      ========    ========        ========

                         See accompanying notes to financial statements.

                                               F-6

                               H & H IMPORTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                FEBRUARY 29, 2008
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE RISK
-----------------------------------------------------------

H & H Imports, Inc. (The Company) was formed to import leather goods from Asia.

The Company has no revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's business plan will be successfully executed. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained, or can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company has no cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

                               H & H IMPORTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                FEBRUARY 29, 2008
                          NOTES TO FINANCIAL STATEMENTS

REVENUE RECOGNITION

The Company recognizes revenue when:

   o  Persuasive evidence of an arrangement exists;

   o  Shipment has occurred;

   o  Price is fixed or determinable; and

   o  Collectability is reasonably assured

The Company closely follows the provisions of Staff Accounting Bulletin No. 104 as described above. For the period from November 20, 2006 (inception) through February 29, 2008 the Company has recognized no revenues.

NOTE 3 - EQUITY TRANSACTIONS
----------------------------

On March 1, 2007, the Company issued 900,000 shares of common stock for services rendered at a value of $2,064.

On February 1, 2008, the Company issued 2,180,000 shares of common stock to an initial investor for cash of $5,000.

On February 1, 2008, the Company issued 150,000 shares of common stock to directors for services rendered at a value of $3,750.

On February 14, 2008, the Company issued 1,080,000 shares of common stock at $.025 per share, for a total of $27,000.

Subsequent to year end the Company issued 840,000 shares of common stock at $.025 per share, for a total of $21,000.

                               H & H IMPORTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                FEBRUARY 29, 2008
                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES
---------------------

For income tax purposes, the Company has elected to capitalize start-up costs incurred during the period from December 1, 2006 (inception) through February 29, 2008 totaling $6,114. The start-up costs are being amortized over one hundred eighty months beginning in the year of initial operations.

NOTE 5 - CONCENTRATION OF CREDIT RISK
-------------------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At February 29, 2008, the Company had no amounts in excess of FDIC insured limit.

NOTE 6 - GOING CONCERN
----------------------

As reflected in the accompanying financial statements, the Company had a deficit accumulated from inception to February 29, 2008 of $6,114. At February 29, 2008, the Company has no operating revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and raise capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is currently a development stage company and its continued existence is dependent upon the Company's ability to resolve its liquidity problems, principally by obtaining additional debt financing and/or equity capital. The Company has yet to generate a significant internal cash flow, and until sales of products commence, the Company is highly dependent upon debt and equity funding, should continuing debt and equity funding requirements not be met the Company's operations may cease to exist.

NOTE 7 - RELATED PARTY
----------------------

On March 1, 2007, the Company issued 225,000 shares of common stock for services rendered at a value of $516 to an officer of the Company.

On March 1, 2007, the Company issued 450,000 shares of common stock for services rendered at a value of $1,032 to a Company owed by an officer of the Company.

NOTE 8 - SUBSEQUENT EVENTS
--------------------------

Subsequent to year end the Company issued 840,000 shares of common stock at $.025 per share, for a total of $21,000.

         No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This Prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


              40,000 Shares of Series A Convertible Preferred Stock

                               H & H IMPORTS, INC.

                                   PROSPECTUS

                                  May __, 2008


                               TABLE OF CONTENTS

Prospectus Summary ............................................................1
Risk Factors ..................................................................3
Use of Proceeds ...............................................................6
Market for the Shares .........................................................6
Dividend Policy ...............................................................7
Determination of Offering Price ...............................................7
Dilution ......................................................................7
Capitalization ................................................................8
Special Note Regarding Forward Looking Statements .............................9
Plan of Operation .............................................................9
Business .....................................................................10
Management ...................................................................12
Executive Compensation .......................................................14
Security Ownership of certain Beneficial Owners and Management ...............14
Certain Relationships and Related Transactions ...............................15
Description of Securities ....................................................15
Shares Eligible for Future Sale ..............................................18
Indemnification ..............................................................18
Plan of Distribution .........................................................19
Resale of our Shares .........................................................20
Legal Matters ................................................................20
Experts ......................................................................20
Additional Information .......................................................20
Subscription Agreement .......................................................21
Financial Statements ........................................................F-1

         Until _____________, the 90th day after the date of this prospectus, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

         Registration Fee .................................     $    24
         Printing Expenses* ...............................         500
         Legal Fees and Expenses* .........................      15,000
         Accounting Fees and Expenses* ....................       1,500
         Blue Sky Fees and Expenses* ......................       3,500
         Transfer Agent Fees and Expenses* ................       1,000
         Misc.* ...........................................         476
                                                                -------
         Total ............................................     $22,000

* Estimated

Item 14. Indemnification of Directors and Officers.

         The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director or a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3)

         Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

         A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

         Reference is hereby made to Article IV of Registrant's By-laws which is filed as Exhibit 3.2 and Article 5 of the Articles of Incorporation which is filed as Exhibit 3.1. Under such provisions the Registrant is required to indemnify its officers and directors to the fullest extent such indemnification may be made under the provisions of the Florida Business Corporation Act.

Item 15. Recent Sales of Unregistered Securities.

         The following provides information concerning all sales of our securities which we made within the last three years which were not registered under the Securities Act of 1933.

         In December 2004 we issued shares of our common stock for services as follows. We believe that the sales were exempt from registration under Section 4(2) of the Securities Act of 1933. The securities were not offered publicly but only to identified persons who provided the specific consideration referred to herein. We believe the shareholders were knowledgeable and sophisticated in investment matters. Each stockholder acknowledged that the shares were not registered under the Securities Act of 1933 and agreed to not sell or transfer the shares without complying with the registration requirements of the said Act or pursuant to an exemption from such registration requirements. The certificates for such shares contains a legend restricting transfer of the shares without registration under the Securities Act of 1933 or an exemption from such registration and a stop transfer order has been lodged against such shares.

Stockholder            Shares         Consideration
-----------            ------         -------------
Michael H. Jordan      450,000        Services as officer valued at $1,032.
Frank Rebello          225,000        Services as officer valued at $516.
Joel Bernstein         225,000        Legal services valued at $516.

         In February 2008 we issued shares of our common stock as follows. We believe that the sales were exempt from registration under Section 4(2) of the Securities Act of 1933. The securities were not offered publicly but only to identified persons who provided the specific consideration referred to herein. We believe the shareholders were knowledgeable and sophisticated in investment matters. Each stockholder acknowledged that the shares were not registered under the Securities Act of 1933 and agreed to not sell or transfer the shares without complying with the registration requirements of the said Act or pursuant to an exemption from such registration requirements. The certificates for such shares contains a legend restricting transfer of the shares without registration under the Securities Act of 1933 or an exemption from such registration and a stop transfer order has been lodged against such shares.

Stockholder            Shares         Consideration
-----------            ---------      -------------
Michael H. Jordan      2,180,000      $5,000
Melissa Frantz            50,000      Services as a director valued at $1,250.
Pamela P. Rabin           50,000      Services as a director valued at $1,250.
Todd Rowley               50,000      Services as a director valued at $1,250.

         In February and March 2008 we sold 1,920,000 shares of our common stock to 16 accredited investors for $48,000. No broker dealer was involved in the sale of the shares and no commissions or other remuneration was paid in connection with these sales. The shares were issued in a private placement to accredited investors pursuant to an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. The shareholders who received the forgoing shares signed a subscription agreement acknowledging that the shares were not registered under the Securities Act of 1933, and could only be sold under a registration or exemption from registration. Each certificate for such shares contains a restrictive legend concerning the foregoing restrictions on transfer and a stop transfer order has been lodged against such shares. Each investor was offered access to our books and records and the opportunity to ask our officers questions and receive answers concerning the terms and condition of the offering and the company.

Item 26. Exhibits.

         The following Exhibits are filed:

NUMBER   DESCRIPTION
------   -----------
3.1      Articles of Incorporation *
3.2      Articles of Amendment to Articles of Incorporation *
3.3      By-laws *
5.1 Legal Opinion of Joel Bernstein, Esq. regarding the legality of the securities being issued **
23.1     Consent of Joel Bernstein, Esq. is included in Exhibit 5.1**
23.2     Consent of independent auditors **

*   previously filed
**  filed herewith

Item 17. Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida on May 27, 2008

                                        H & H IMPORTS, INC.

                                        By: /s/ Francis A. Rebello
                                        --------------------------
                                        Francis A. Rebello
                                        President

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

      Signature                         Title                          Date
      ---------                         -----                          ----

/s/ Francis A. Rebello       President (principal executive        May 27, 2008
----------------------       officer and principal accounting
Francis A. Rebello           and financial officer) and director


/s/ Michael H. Jordan        Director                              May 27, 2008
--------------------
Michael H. Jordan


/s/ Melissa Frantz           Director                              May 27, 2008
-----------------
Melissa Frantz


/s/ Pamela P. Rabin          Director                              May 27, 2008
------------------
Pamela P. Rabin


/s/ Todd Rowley              Director                              May 27, 2008
--------------
Todd Rowley